Exhibit (a)(2)

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “POWERLAW II FUND”, CHANGING ITS NAME FROM “POWERLAW II FUND” TO “POWERLAW FUND II”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JULY, A.D. 2026, AT 1:27 O’CLOCK P.M.

10696786 8100	/s/ Charuni Patibanda-Sanchez
Charuni Patibanda-Sanchez, Secretary of State

Authentication: 204572701
SR# 20263775633	Date: 07-20-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

This Certificate of Amendment of Powerlaw II Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned trustees to amend the Certificate of Trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.	Name. The name of the trust is Powerlaw II Fund.

2.	Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Powerlaw Fund II.

3.	Effective Date. This Certificate of Amendment shall be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

State of Delaware Secretary of State Division of Corporations Delivered 01:27 PM 07/20/2026 FILED 01:27 PM 07/20/2026 SR 20263775633 - File Number 10696786

IN WITNESS WHEREOF, the undersigned trustees of the Trust have duly executed this Certificate of Amendment in accordance with the Act, as of this 20th day of July 2026.

/s/ Benjamin Black
Name: Benjamin Black
as Trustee

/s/ Michael Dinsdale
Name: Michael Dinsdale
as Trustee